Exhibit 8.1

March 10, 2017

CNX Coal Resources LP

CNX Center

1000 CONSOL Energy Drive

Canonsburg, Pennsylvania 15317

Ladies and Gentlemen:

We have acted as special counsel to CNX Coal Resources LP, a Delaware limited partnership (the “Partnership”), CNX Coal Finance Corp., a Delaware corporation and wholly-owned subsidiary of the Partnership (the “Finance Corp.” and, together with the Partnership, the “Debt Issuers”), CNX Operating LLC, a Delaware limited liability company and wholly-owned subsidiary of the Partnership (the “Operating LLC”), and CNX Thermal Holdings LLC, a Delaware limited liability company and wholly-owned subsidiary of the Partnership (the “Holdings LLC” and, together with the Operating LLC, the “Guarantors” and, collectively with the Debt Issuers and the Operating LLC, the “Registrants”), in connection with the Registration Statement on Form S-3 (Registration No. 333-215962) initially filed on February 8, 2017 (as amended, the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) by the Partnership and the Partnership’s subsidiaries that are co-registrants. This opinion letter is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(8) of Regulation S-K promulgated under the Securities Act. Capitalized terms used and not defined herein shall have the meanings assigned to them in the Registration Statement.

The Registration Statement is being filed in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of certain (i) common units representing limited partner interests in the Partnership, (ii) preferred units representing limited partner interests in the Partnership, (iii) debt securities issued by one or more of the Debt Issuers, which may either be senior or subordinated in right of payment, and may be issued in one or more series, and (iv) guarantees with respect to the Debt Securities issued by some or all of the Guarantors, at an aggregate initial offering price not to exceed $750,000,000.

The Registration Statement also is being filed to register under the Securities Act (i) up to 6,538,438 common units representing limited partner interests in the Partnership held by the selling unitholders identified in the Registration Statement, (ii) up to 3,956,496 preferred units representing limited partner interests in the Partnership and designated the “Series A Preferred Units” held by a selling unitholder identified in the Registration Statement, and (ii) up to 3,956,496 common units representing limited partner interests in the Partnership, to be issued upon conversion of the Series A Preferred Units, held by a selling unitholder identified in the Registration Statement.

This opinion is based on various facts and assumptions, and is conditioned upon certain representations made by the Partnership as to factual matters through a certificate of an officer of the general partner of the Partnership (the “Officer’s Certificate”). In addition, this opinion is based upon the factual representations of the Partnership concerning its business, properties and governing documents as set forth in the Registration Statement, the prospectus contained in the Registration Statement (the “Prospectus”) and the Partnership’s responses to our examinations and inquiries.

In our capacity as special counsel to the Partnership, we have, with your consent, made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments, as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies. For the purpose of our opinion, we have not made an independent investigation or audit of the facts set forth in the above-referenced documents or representations. In addition, in rendering this opinion we have assumed the truth and accuracy of all representations and statements made to us which are qualified as to knowledge or belief, without regard to such qualification.

We are opining herein as to the effect on the subject transaction only of the federal income tax laws of the United States and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, foreign laws, the laws of any state or any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state. No opinion is expressed as to any matter not discussed herein.

Based on such facts, assumptions and representations and subject to the limitations set forth herein, in the Registration Statement and the Prospectus, the statements in the Registration Statement under the caption “Material U.S. Federal Income Tax Consequences,” insofar as such statements purport to constitute summaries of United States federal income tax law and regulations or legal conclusions with respect thereto, constitute the opinion of McGuireWoods LLP as to the material U.S. federal income tax consequences of the matters described therein.

This opinion is rendered to you as of the effective date of the Registration Statement, and we undertake no obligation to update, supplement or revise this opinion subsequent to the date hereof to reflect any changes (including changes that have retroactive effect) in applicable authorities or in any fact, information, document, record, representation, or assumption referenced herein that becomes untrue or incorrect. This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the representations described above, including in the Registration Statement, the Prospectus and the Officer’s Certificate, may affect the conclusions stated herein. This opinion is furnished to you, and is for your use in connection with the transactions set forth in the Registration Statement. This opinion may not be relied upon by you for any other purpose or furnished to, assigned to, quoted to or relied upon by any other person, firm or other entity, for any purpose, without our prior written consent. However, this opinion may be relied upon by you and by persons entitled to rely on it pursuant to applicable provisions of federal securities law.

We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement on or about the date hereof, to the incorporation by reference of this opinion of counsel into the Registration Statement, and to the reference to our firm in the Prospectus under the captions “Material U.S. Federal Income Tax Consequences” and “Legal Matters.” By giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ McGuireWoods LLP

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